                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to use in this Registration Statement on Form N-2 of our report dated August 13, 2002, relating to the statement of assets and liabilities of Cohen & Steers Premium Income Realty Fund, Inc. as of August 12, 2002 and the related statement of operations for the one day then ended. We also consent to the reference to us under the heading "Counsel and Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
August 22, 2002